Free Writing Prospectus for

RAMP Series 2006-NC1 Trust

(Filed pursuant to Rule 433; SEC File No. 333-125845)

GMAC RFC (Graphic Omitted)

Free Writing Prospectus

Part I of II

$536,800,000 (Approximate)

RAMP Series 2006-NC1 Trust

Issuing Entity

New Century Mortgage Corporation and Home 123 Corporation

Originators

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006- NC1

January 20, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about January 24, 2006
	Settlement Date:	On or about January 30, 2006
	First Payment Date:	February 27, 2006

Structure:	Fixed and ARMs:	$550,000,000 Senior / Subordinated structure
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Certificates, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such security when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

RAMP Series 2006-NC1

$536,800,000 (Approximate)

Characteristics of the Certificates

Preliminary Offered Certificates
Class	Approximate Size(1)	Interest Type	Principal Type	Expected WAL (yrs)(2) Call/Mat	Expected Principal Window (months)(2) Call/Mat	Final Scheduled Distribution Date (6)	Expected rating (Moody's / S&P)
A-1 (3)	$208,492,000	Floating	SEQ	1.00 / 1.00	1 - 21 / 1 - 21	Dec-2027	Aaa/AAA
A-2 (3) (4)	206,019,000	Floating	SEQ	3.00 / 3.00	21 - 76 / 21 - 78	Dec-2035	Aaa/AAA
A-3 (3) (4)	32,089,000	Floating	SEQ	6.32 / 9.03	76 - 76 / 78 - 178	Jan-2036	Aaa/AAA
M-1 (3) (4) (5)	18,700,000	Floating	MEZ	4.59 / 5.05	43 - 76 / 43 - 143	Jan-2036	Aa1/AA+
M-2 (3) (4) (5)	16,500,000	Floating	MEZ	4.50 / 4.95	41 - 76 / 41 - 136	Jan-2036	Aa2/AA
M-3 (3) (4) (5)	10,175,000	Floating	MEZ	4.46 / 4.88	40 - 76 / 40 - 129	Jan-2036	Aa3/AA
M-4 (3) (4) (5)	9,075,000	Floating	MEZ	4.43 / 4.84	40 - 76 / 40 - 124	Jan-2036	A1/AA
M-5 (3) (4) (5)	9,075,000	Floating	MEZ	4.40 / 4.78	39 - 76 / 39 - 118	Jan-2036	A2/A+
M-6 (3) (4) (5)	7,975,000	Floating	MEZ	4.39 / 4.73	38 - 76 / 38 - 111	Jan-2036	A3/A
M-7 (3) (4) (5)	7,425,000	Floating	MEZ	4.37 / 4.65	38 - 76 / 38 - 103	Jan-2036	Baa1/A-
M-8 (3) (4) (5)	5,775,000	Floating	MEZ	4.37 / 4.57	37 - 76 / 37 - 95	Jan-2036	Baa2/BBB+
M-9 (3) (4) (5)	5,500,000	Floating	MEZ	4.35 / 4.41	37 - 76 / 37 - 86	Jan-2036	Baa3/BBB-
Total	$536,800,000

Notes:

  Class sizes subject to a 10% variance.
  Pricing Speed Assumption:

  Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
  ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30%

  CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
  If the 10% optional call is not exercised, the margin on the Class A-2 and Class A-3 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
  The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
  For the Class A-1 and Class A-2 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date. For the Class A-3 and Class M Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan

Issuing Entity: RAMP Series 2006-NC1 Trust.

Certificates: The Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates") are backed by first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (the "Class M Certificates" and together with the Class A Certificates, the "Offered Certificates"). The Offered Certificates will be offered pursuant to the Prospectus Supplement described below.

Underwriters: Residential Funding Securities Corporation and Credit Suisse Securities (USA) LLC

Yield Maintenance

Agreement Provider: Bank of America, NA

Depositor: Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding Corporation.

Trustee: U.S. Bank National Association

Master Servicer: Residential Funding Corporation (the "Seller", "Master Servicer" or "Residential Funding"), an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc.

Subservicer: Primary servicing will be provided by HomeComings Financial Network, Inc. ("HomeComings") with respect to all of the Mortgage Loans. HomeComings is a wholly-owned subsidiary of Residential Funding Corporation.

Originators: New Century Mortgage Corporation, a California corporation, and Home123 Corporation, a California corporation.

Cut-off Date: January 1, 2006 after deducting payments due during the month of January 2006.

Settlement Date: On or about January 30, 2006.

Distribution Dates: 25th of each month (or the next business day if such day is not a business day) commencing on February 27, 2006.

Form of Certificates: Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations: For the Class A, Class M-1, Class M-2 and Class M-3 Certificates: $100,000 and integral multiples of $1 in excess thereof; for the Class M-4 through Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA Considerations: Subject to considerations described in the prospectus, the Offered Certificates are expected to be eligible for purchase by employee benefit plans or other plans or arrangements that are subject to ERISA or section 4975 of the Internal Revenue Code (collectively, "Plans"), subject to important restrictions described in the prospectus and prospectus supplement. However, investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of such a Plan's acquisition and ownership of such Offered Certificates.

Legal Investments: The Certificates will not constitute "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

Tax Status: One or more REMIC elections.

Mortgage Loans:

    The Mortgage Loans will consist of first and second lien, fixed-rate and adjustable-rate mortgage loans with original principal balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans"). The pool of Mortgage Loans described herein has an approximate aggregate principal balance of $551,197,850 as of the Cut-off Date. On the closing date, the Mortgage Loans will have an approximate aggregate principal balance of $550,000,000 as of the Cut-off Date.

    As of the Cut-off Date, approximately 18.11% of the pool of Mortgage Loans described herein provide for an initial interest only period of up to five years.

Silent Seconds: The mortgaged properties relating to approximately 30.52% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the information made available to the Depositor. The weighted average combined original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is 86.46%.

RASC KS and RAMP RS

Program Eligible:

As of the Cut-off Date approximately 79.75% of the Mortgage Loans are eligible under the RASC KS program. RFC has established the AlterNet program primarily for the purchase of Mortgage Loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or Mortgage Loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those Mortgage Loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

As of the Cut-off Date approximately 20.25% of the Mortgage Loans are eligible under the RAMP RS program. RFC has established the "Negotiated Conduit Asset Program" or NCA program. Through the NCA program, RFC seeks to acquire recently originated mortgage loan products with characteristics that do not meet traditional "A" quality credit requirements, which are then securitized under the RAMP shelf. An example of an NCA program loan includes, but is not limited to, a mortgage loan with a higher loan-to-value ratio than the credit grade within RFC's "AlterNet" program guidelines allow.

The Originators: Each originator is an operating subsidiary of New Century Financial Corporation, a publicly traded company. Founded in 1995 and headquartered in Irvine, California, New Century Financial Corporation is a real estate investment trust, providing first and second mortgage products to borrowers nationwide. New Century Financial Corporation offers a broad range of mortgage products.

Performance information for certain Originator transactions are currently available at www.gmacrfcstaticpool.com.

Prepayment Assumptions:

    Fixed - 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).

    ARMs - 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

Optional Call: If the aggregate principal balance of the Mortgage Loans falls below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (the "Optional Call Date"), the master servicer or its designee may terminate the trust. The exercise of the optional call may be subject to limitations as described in the prospectus supplement.

Basis Risk

Shortfall: With respect to any class of the Class A and Class M Certificates and any Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

Basis Risk Shortfall

Carry-Forward Amounts: With respect to each class of the Class A and Class M Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

Relief Act Shortfalls: With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Service Members Civil Relief Act, as amended, or any similar legislation or regulation. Relief Act Shortfalls will be covered by available Excess Cash Flow in the current period only. Any Relief Act Shortfalls allocated to the Certificates for the current period not covered by Excess Cash Flow in the current period will remain unpaid.

Credit Enhancement: A. Subordination.

Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates. Credit enhancement for the Class M Certificates will include the subordination of each class of the Class M Certificates with a lower payment priority.

Initial Subordination (including the initial Overcollateralization Amount):

Class	Expected rating (Moody's / S&P)	Initial Credit Support	After Step-Down Support

Class A	Aaa/AAA	18.80%	37.60%
Class M-1	Aa1/AA+	15.40%	30.80%
Class M-2	Aa2/AA	12.40%	24.80%
Class M-3	Aa3/AA	10.55%	21.10%
Class M-4	A1/AA	8.90%	17.80%
Class M-5	A2/A+	7.25%	14.50%
Class M-6	A3/A	5.80%	11.60%
Class M-7	Baa1/A-	4.45%	8.90%
Class M-8	Baa2/BBB+	3.40%	6.80%
Class M-9	Baa3/BBB-	2.40%	4.80%

For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date. The initial Credit Support includes the initial Overcollateralization Amount.

B. Overcollateralization ("OC")

Initial (% Orig.)	2.40%
OC Target (% Orig.)	2.40%
OC Floor (% Orig.)	0.50%
OC Stepdown Target (% Current)	4.80%
OC Holiday	None

          Excess Spread *

          Initially equal to approximately 330 basis points per annum, for the 26 day initial accrual period.

          * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

          Yield Maintenance Agreement.

Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

Excess Cash Flow

Distributions: On any Distribution Date, the Excess Cash Flow will be allocated among the Certificates as set forth in the Prospectus Supplement in the following order of priority:

          as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Class A and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

          as part of the Principal Distribution Amount, to pay to the holders of the Class A and Class M Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

          to pay the holders of the Class A and Class M Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

          to pay the holders of Class A and Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on prepayment interest shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

          to pay to the holders of the Class A and Class M Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

          to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of Basis Risk Carry-Forward Amounts previously allocated thereto that remain unreimbursed, and then the Class M Certificates, in the order of payment priority, the amount of any Basis Risk Shortfall Carry-Forward Amounts, remaining unpaid as of that Distribution Date;

          to pay to the holders of the Class A and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

          to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Class M Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

          to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

On any Distribution Date, the amounts described in clause (2) and (3) above will be paid first from Excess Cash Flow for that Distribution Date, other than amounts received by the trustee under the Yield Maintenance Agreement, and second from amounts received by the trustee under the Yield Maintenance Agreement.

Interest Accrual Period: From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

Pass-Through Rates: On each Distribution Date, the Pass-Through Rate on each class of the Class A and Class M Certificates will be a per annum rate equal to the least of (x) for any Distribution Date which occurs prior to the second Distribution Date after the first possible Optional Call Date, One-Month LIBOR plus the related margin for such class, and beginning on the second Distribution Date after the first possible Optional Call Date, (1) with respect to the Class A-2 and Class A-3 Certificates, One-Month LIBOR plus 2 times the related margin for such class, and (2) with respect to the Class M Certificates, One-Month LIBOR plus 1.5 times the related margin of such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

Net WAC

Cap Rate: For any Distribution Date, a per annum rate (which will not be less than zero) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans using the Net Mortgage Rates in effect for the scheduled payments due on such Mortgage Loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: With respect to any Mortgage Loan, the mortgage rate minus (a) the master servicing fee and (b) the sub-servicing fee.

Eligible Master

Servicing Compensation: For any Distribution Date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the stated principal balance of the Mortgage Loans immediately preceding that Distribution Date, and (b) the sum of the master servicing fee payable to the Master Servicer in respect of its master servicing activities and reinvestment income received by the Master Servicer on amounts payable with respect to that Distribution Date with respect to the Mortgage Loans. Excess Cash Flow may also be available to cover prepayment interest shortfalls, subject to the priority of distribution for Excess Cash Flow.

Advances: The Master Servicer will advance delinquent principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate stated principal balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate certificate principal balance of the Class A and Class M Certificates, as of such date, before taking into account distributions of principal to be made on that Distribution Date.

Required

Overcollateralization Amount: With respect to any Distribution Date (i) prior to the Stepdown Date, an amount equal to 2.40% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.80% of the then current aggregate outstanding principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the Overcollateralization Floor or (iii) on or after the related Stepdown Date if a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. The Required Overcollateralization Amount may be reduced from time to time with notification to the rating agencies.

Overcollateralization Floor: 0.50% of the aggregate stated principal balance of the Mortgage Loans, as of the Cut-Off Date.

Stepdown Date: The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii) the later to occur of (x) the Distribution Date in February 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [37.60]%.

Overcollateralization

Increase Amount: With respect to any Distribution Date, an amount equal to the lesser of (i) available Excess Cash Flow available for payment of the Overcollateralization Increase Amount on that Distribution Date, as provided in clause (3) under "Excess Cash Flow Distributions" and (ii) the excess, if any, of (x) the Required Overcollateralization Amount for that Distribution Date over (y) the Overcollateralization Amount for that Distribution Date.

Overcollateralization

Reduction Amount: With respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that Distribution Date and (ii) Principal Remittance Amount for that Distribution Date.

Excess Overcollateralization

Amount: With respect to any Distribution Date, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

Excess Cash Flow: For any Distribution Date, the sum of (a) the excess of (1) the available distribution amount for that distribution date over (2) the sum of (x) the interest distribution amount for the Certificates for that Distribution Date and (y) the lesser of (i) the aggregate certificate principal balance of the Offered Certificates immediately prior to such Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date to the extent not needed to pay interest on the Offered Certificates on such Distribution Date, (b) any Overcollateralization Reduction Amount and (c) any amounts received by the trust under the Yield Maintenance Agreement for that Distribution Date. Excess Cash Flow may be used to protect the Class A and Class M Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses to the extent described above in "Excess Cash Flow Distributions".

Trigger Event:

(subject to change) A Trigger Event is in effect on any Distribution Date if either (i) the three month average of the related Sixty-Plus Delinquency Percentage, as determined on that Distribution Date and the immediately preceding two Distribution Dates, equals or exceeds 40.70% of the Senior Enhancement Percentage or (ii) cumulative realized losses on the Mortgage Loans as a percentage of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the following amounts:

Loss Trigger
Months 25-36	[1.40]% in the first month plus an additional 1/12th of [1.75]% for every month thereafter
Months 37-48	[3.15]% in the first month plus an additional 1/12th of [1.80]% for every month thereafter
Months 49-60	[4.95]% in the first month plus an additional 1/12th of [1.45]% for every month thereafter
Months 61-72	[6.40]% in the first month plus an additional 1/12th of [0.75]% for every month thereafter
Months 73 and thereafter	[7.15%

Sixty-Plus Delinquency

Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, equal to (x) the aggregate stated principal balance of the Mortgage Loans that are 60 or more days delinquent in payment of principal and interest for that Distribution Date, including Mortgage Loans in bankruptcy that are 60 or more days delinquent, foreclosure or REO, over (y) the aggregate stated principal balance of the Mortgage Loans immediately preceding that Distribution Date.

Senior

Enhancement Percentage: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate certificate principal balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the aggregate Principal Distribution Amount on such Distribution Date, by (y) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

Principal

Distribution Amount:

On any Distribution Date, the lesser of (a) the excess of (i) the available distribution amount plus for inclusion in Excess Cash Flow for purposes of clause (b)(v) and (vi) in this definition, the amounts received by the trustee under the Yield Maintenance Agreement for that Distribution Date to the extent set forth in clauses (2) and (3) under the "Excess Cash Flow Distributions" above, over (ii) the interest distribution amount and (b) the aggregate amount described below:

(i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period;

(ii) the principal portion of all proceeds of the repurchase of Mortgage Loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

(iii) the principal portion of all other unscheduled collections other than subsequent recoveries, received on the Mortgage Loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

(iv) the lesser of (a) subsequent recoveries for that distribution date and (b) the principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

(v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (b) (iv) above on such Distribution Date, and (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by Excess Cash Flow for that Distribution Date as described under "-Excess Cash Flow Distributions" above; and

(vi) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to clause (b) (iv) and (v) above on such Distribution Date, and (b) the amount of any Overcollateralization Increase Amount for that Distribution Date, to the extent covered by Excess Cash Flow for that Distribution Date as described under "Excess Cash Flow Distributions" above;

minus

(vii) the amount of any Overcollateralization Reduction Amount for that Distribution Date; and

(viii) any capitalization reimbursement amount.

In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate certificate principal balance of the Class A Certificates and Class M Certificates.

Class A Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the Principal Distribution Amount for that Distribution Date; and

    the excess, if any, of (A) the aggregate certificate principal balance of the Class A Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Principal Remittance

Amount: For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

Interest

Distributions: Distributions to the holders of the Certificates will be made generally as follows:

From the available distribution amount remaining after payment of certain fees and expenses, distribution of accrued and unpaid interest (less any Prepayment Interest Shortfalls not covered by Eligible Master Servicing Compensation or any Relief Act Shortfalls) to the holders of Certificates, in the following order of priority:

          To each class of the Class A Certificates, on a pro-rata basis, based on the accrued certificate interest accrued thereon

          To the Class M-1 Certificates;

          To the Class M-2 Certificates;

          To the Class M-3 Certificates;

          To the Class M-4 Certificates;

          To the Class M-5 Certificates;

          To the Class M-6 Certificates;

          To the Class M-7 Certificates;

          To the Class M-8 Certificates; and

          To the Class M-9 Certificates.

Principal Distributions:

The Principal Distribution Amount will be distributed as follows:

          To the Class A Certificates, the Class A Principal Distribution Amount, sequentially to the Class A-1, Class A-2 and Class A-3 Certificates in that order, until the certificate principal balances thereof are reduced to zero;

          To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the certificate principal balance of the Class M-1 Certificates is reduced to zero;

          To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the certificate principal balance of the Class M-2 Certificates is reduced to zero;

          To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the certificate principal balance of the Class M-3 Certificates is reduced to zero;

          To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the certificate principal balance of the Class M-4 Certificates is reduced to zero;

          To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the certificate principal balance of the Class M-5 Certificates is reduced to zero;

          To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the certificate principal balance of the Class M-6 Certificates is reduced to zero;

          To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the certificate principal balance of the Class M-7 Certificates is reduced to zero;

          To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the certificate principal balance of the Class M-8 Certificates is reduced to zero; and

          To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the certificate principal balance of the Class M-9 Certificates is reduced to zero.

Class M-1 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-1 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-2 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A and Class M-1 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A and Class M-1 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-2 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-3 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-3 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-4 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-4 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-5 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-5 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-6 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amount for that Distribution Date) and (2) the certificate principal balance of the Class M-6 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-7 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-7 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-8 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-8 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Class M-9 Principal

Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

    the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts; and

    the excess, if any, of (A) the sum of (1) the aggregate certificate principal balance of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts for that Distribution Date) and (2) the certificate principal balance of the Class M-9 Certificates immediately prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (y) the excess, if any, of the aggregate stated principal balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date, over the Overcollateralization Floor.

Subordination

Percentage: As to any class of Class A or Class M Certificates, the respective approximate percentage set forth below:

Class	Expected rating (Moody's / S&P)	Subordination %

Class A	Aaa/AAA	62.40%
Class M-1	Aa1/AA+	69.20%
Class M-2	Aa2/AA	75.20%
Class M-3	Aa3/AA	78.90%
Class M-4	A1/AA	82.20%
Class M-5	A2/A+	85.50%
Class M-6	A3/A	88.40%
Class M-7	Baa1/A-	91.10%
Class M-8	Baa2/BBB+	93.20%
Class M-9	Baa3/BBB-	95.20%

Subsequent Recoveries: Subsequent recoveries, net of reimbursable expenses, with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

Allocation of Losses: Any realized losses will be allocated or covered as follows:

          By Excess Cash Flow for the related Distribution Date;

          By reduction of the Overcollateralization Amount, until reduced to zero (as further described in the prospectus supplement);

          To the Class M-9 Certificates, until reduced to zero;

          To the Class M-8 Certificates, until reduced to zero;

          To the Class M-7 Certificates, until reduced to zero;

          To the Class M-6 Certificates, until reduced to zero;

          To the Class M-5 Certificates, until reduced to zero;

          To the Class M-4 Certificates, until reduced to zero;

          To the Class M-3 Certificates, until reduced to zero;

          To the Class M-2 Certificates, until reduced to zero;

          To the Class M-1 Certificates, until reduced to zero; and

          To the Class A Certificates, on a pro rata basis, until reduced to zero.

Preliminary Prospectus: The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the "Preliminary Prospectus"). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus.

Yield Maintenance Agreement

[Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with Bank of America, NA (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 4.50% beginning with the Distribution Date in February 2006. The Yield Maintenance Agreement will terminate after the Distribution Date in December 2010.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	533,500,000.00	31	177,079,806.18
2	533,500,000.00	32	169,709,893.66
3	533,500,000.00	33	162,658,699.31
4	533,500,000.00	34	155,912,022.53
5	526,507,562.80	35	149,455,898.15
6	516,830,428.64	36	143,278,509.68
7	505,664,026.55	37	137,367,521.52
8	493,046,594.78	38	131,710,387.07
9	479,034,814.81	39	126,295,867.99
10	463,727,666.56	40	121,113,234.10
11	447,496,204.99	41	116,152,284.66
12	431,068,478.69	42	111,403,323.99
13	415,250,113.11	43	106,857,135.54
14	400,018,306.89	44	102,504,503.91
15	385,351,117.85	45	98,336,913.73
16	371,227,430.42	46	94,346,233.05
17	357,626,924.37	47	90,524,707.02
18	344,530,044.67	48	86,864,906.50
19	331,901,334.98	49	83,359,771.09
20	319,741,267.19	50	80,002,509.83
21	307,984,958.10	51	76,786,660.71
22	292,441,484.04	52	73,706,051.32
23	272,814,359.71	53	70,754,785.70
24	254,660,611.56	54	67,927,231.69
25	237,850,832.87	55	65,218,008.97
26	222,296,590.87	56	62,621,977.58
27	210,088,566.45	57	60,134,226.95
28	201,272,542.14	58	57,750,065.53
29	192,840,380.25	59	55,464,881.88
30	184,783,270.83

Rating Agency Contacts
	name	phone extension
Moody's:	Wioletta Frankowicz	(212) 553-1019
S&P:	Keith Smith	(212) 438-1643

Free Writing Prospectus for

RAMP Series 2006-NC1 Trust

(Filed pursuant to Rule 433; SEC File No. 333-125845)

GMAC RFC (Graphic Omitted)

Free Writing Prospectus

Part II of II

$536,800,000 (Approximate)

RAMP Series 2006-NC1 Trust

Issuing Entity

New Century Mortgage Corporation and Home 123 Corporation

Originators

Residential Asset Mortgage Products, Inc.

Depositor

Residential Funding Corporation

Master Servicer and Sponsor

Mortgage Asset-Backed Pass-Through Certificates,

Series 2006- NC1

January 20, 2006

GMAC RFC Securities (Graphic Omitted)

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:	Pricing Date:	On or about January 24, 2006
	Settlement Date:	On or about January 30, 2006
	First Payment Date:	February 27, 2006

Structure:	Fixed and ARMs:	$550,000,000 Senior / Subordinated structure
	Rating Agencies:	Moody's and S&P

Statement Regarding Assumptions as to Certificates, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT www.sec.gov. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The certificates may not be suitable for all investors. RFSC and its affiliates may acquire, hold or sell positions in these certificates, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued. The issuing entity is not obligated to issue such security or any similar security and RFSC's obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuing entity for the applicable series and the availability of such security when, as and if issued by the issuing entity . You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series. You are advised that certificates may not be issued that have the characteristics described in these materials. RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information.

The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the certificates referred to in this free writing prospectus and to solicit an offer to purchase the certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the certificates until we have accepted your offer to purchase certificates. We will not accept any offer by you to purchase the certificates, and you will not have any contractual commitment to purchase any of the certificates until after you have received the preliminary prospectus. You may withdraw your offer to purchase certificates at any time prior to our acceptance of your offer. The information in this free writing prospectus supersedes any information contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change. All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility. RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor.

Aggregate Collateral Summary

Summary	Total	Minimum	Maximum
Aggregate Current Principal Balance	$551,197,849.80	$19,943.44	$1,064,000.00
Number of Mortgage Loans	2,809

Average Current Principal Balance	$196,225.65
Weighted Average Original Loan-to-Value	80.67%	15.00%	100.00%
Weighted Average Mortgage Rate	7.80%	5.35%	13.15%
Weighted Average Net Mortgage Rate	7.33%	4.93%	12.60%
Weighted Average Note Margin	6.09%	3.50%	7.50%
Weighted Average Maximum Mortgage Rate	14.72%	12.35%	18.75%
Weighted Average Minimum Mortgage Rate	7.74%	5.55%	11.75%
Weighted Average Term to Next Rate Adjustment Date (months)	24	18	36
Weighted Average Remaining Term to Stated Maturity (months)	357	119	360
Weighted Average Credit Score	626	500	818

Weighted Average reflected in Total
		Percent of Cut-off Date
	Range	Principal Balance
Product Type	Hybrid ARM	79.27%
	Fixed	20.73%

Lien	First	96.92%
	Second	3.08%

Property Type	Single-family detached	74.83%
	Townhouse	0.18%
	Condo-Low-Rise(Less than 5 stories)	6.46%
	Condo Mid-Rise (5 to 8 stories)	0.01%
	Planned Unit Developments (detached)	10.33%
	Planned Unit Developments (attached)	1.48%
	Two-to-four family units	6.70%

Occupancy Status	Primary Residence	90.18%
	Second/Vacation	3.02%
	Non Owner Occupied	6.80%

Documentation Type	Full Documentation	57.05%
	Reduced Documentation	42.95%

Loans with Prepayment penalties		75.20%

Interest Only Percentage		18.11%

Loans serviced by Homecomings		100.00%

Lien Position of the Aggregate Loans
Lien Position	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
First Lien	2,555	$ 534,213,666	96.92%	$ 209,086	625	80.06%
Second Lien	254	16,984,184	3.08	66,867	674	99.79
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Product Type of the Aggregate Loans
Product Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
2YR Hybrid	1,296	$ 256,971,277	46.62%	$ 198,280	611	80.15%
2YR Hybrid 40/30 Balloon	196	61,199,992	11.10	312,245	630	81.57
2YR Hybrid IO	196	66,062,809	11.99	337,055	657	80.38
3YR Hybrid	61	8,895,485	1.61	145,828	623	83.35
3YR Hybrid 40/30 Balloon	40	11,016,442	2.00	275,411	631	77.66
3YR Hybrid IO	148	32,767,910	5.94	221,405	654	82.39
Fixed Rate Mortgage	830	104,526,399	18.96	125,935	636	81.48
Fixed Rate Mortgage IO	4	969,308	0.18	242,327	675	88.54
Fixed Rate Mortgage 40/30 Balloon	38	8,788,228	1.59	231,269	602	76.23
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Credit Score Distribution of the Aggregate Loans
Credit Score Range	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Original LTV
500 - 519	138	$ 25,068,407	4.55%	$ 181,655	74.72%
520 - 539	144	25,180,469	4.57	174,864	76.38
540 - 559	169	31,346,754	5.69	185,484	76.23
560 - 579	221	36,233,371	6.57	163,952	79.97
580 - 599	331	58,816,067	10.67	177,692	80.14
600 - 619	378	68,671,248	12.46	181,670	80.54
620 - 639	413	83,808,780	15.20	202,927	81.33
640 - 659	320	70,375,186	12.77	219,922	82.66
660 - 679	230	52,086,143	9.45	226,461	82.60
680 - 699	149	34,573,780	6.27	232,039	81.46
700 - 719	118	24,338,342	4.42	206,257	82.61
720 - 739	86	19,475,397	3.53	226,458	83.46
740 - 759	57	10,558,625	1.92	185,239	83.58
760 or Greater	55	10,665,280	1.93	193,914	81.38
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	80.67%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 626
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Mortgage Loan Principal Balances of the Aggregate Loans
Original Mortgage Loan Balance ($)	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
100,000 or less	759	$ 54,221,754	9.84%	$ 71,438	616	84.83%
100,001 to 200,000	978	141,546,235	25.68	144,730	614	79.71
200,001 to 300,000	520	128,422,930	23.30	246,967	624	79.32
300,001 to 400,000	310	106,642,009	19.35	344,006	633	80.49
400,001 to 500,000	154	68,884,160	12.50	447,300	639	80.66
500,001 to 600,000	60	32,752,778	5.94	545,880	651	82.77
600,001 to 700,000	22	13,902,733	2.52	631,942	636	82.17
700,001 to 800,000	4	2,920,406	0.53	730,102	624	85.01
800,001 to 900,000	1	840,845	0.15	840,845	606	85.00
1,000,001 to 1,100,000	1	1,064,000	0.19	1,064,000	666	80.00
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $196,226
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Net Mortgage Rates of the Aggregate Loans
Net Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
4.500 - 4.999	4	$ 1,018,779	0.18%	$ 254,695	675	79.88%
5.000 - 5.499	26	6,452,914	1.17	248,189	646	74.48
5.500 - 5.999	166	44,604,360	8.09	268,701	654	74.74
6.000 - 6.499	329	83,467,309	15.14	253,700	643	77.70
6.500 - 6.999	430	100,045,488	18.15	232,664	632	79.49
7.000 - 7.499	484	105,257,784	19.10	217,475	621	80.59
7.500 - 7.999	376	75,025,175	13.61	199,535	624	81.51
8.000 - 8.499	341	59,358,517	10.77	174,072	607	82.78
8.500 - 8.999	226	31,987,706	5.80	141,539	596	83.41
9.000 - 9.499	154	18,114,957	3.29	117,630	607	87.12
9.500 - 9.999	94	10,973,999	1.99	116,745	611	87.73
10.000 - 10.499	67	5,963,082	1.08	89,001	640	93.27
10.500 - 10.999	52	4,410,351	0.80	84,814	626	93.41
11.000 - 11.499	42	3,161,763	0.57	75,280	623	97.89
11.500 - 11.999	12	919,930	0.17	76,661	644	100.00
12.000 - 12.499	5	376,168	0.07	75,234	630	99.07
12.500 - 12.999	1	59,567	0.01	59,567	638	100.00
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.3331% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Rates of the Loans of the Aggregate Loans
Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
5.000 - 5.499	2	$ 490,500	0.09%	$ 245,250	716	90.00%
5.500 - 5.999	45	12,661,398	2.30	281,364	668	76.03
6.000 - 6.499	164	42,998,278	7.80	262,185	654	74.47
6.500 - 6.999	389	97,222,869	17.64	249,930	642	78.40
7.000 - 7.499	370	84,684,440	15.36	228,877	631	79.44
7.500 - 7.999	540	118,635,378	21.52	219,695	623	80.20
8.000 - 8.499	310	59,660,478	10.82	192,453	618	82.29
8.500 - 8.999	338	58,321,902	10.58	172,550	605	82.53
9.000 - 9.499	212	30,477,652	5.53	143,763	591	83.03
9.500 - 9.999	171	20,634,724	3.74	120,671	604	87.49
10.000 - 10.499	73	9,013,474	1.64	123,472	603	86.82
10.500 - 10.999	78	7,197,457	1.31	92,275	646	92.45
11.000 - 11.499	49	4,089,186	0.74	83,453	629	93.73
11.500 - 11.999	49	3,781,073	0.69	77,165	624	97.85
12.000 - 12.499	12	834,936	0.15	69,578	628	100.00
12.500 - 12.999	6	434,538	0.08	72,423	630	99.20
13.000 - 13.499	1	59,567	0.01	59,567	638	100.00
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 7.7951% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Original Loan-to-Value of the Aggregate Loans
Original LTV Ratio (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score
0.01 - 50.00	80	$ 14,285,040	2.59%	$ 178,563	619
50.01 - 55.00	33	6,269,310	1.14	189,979	609
55.01 - 60.00	60	11,774,196	2.14	196,237	598
60.01 - 65.00	82	17,459,720	3.17	212,923	601
65.01 - 70.00	129	27,882,543	5.06	216,144	584
70.01 - 75.00	178	35,877,999	6.51	201,562	586
75.01 - 80.00	1,037	222,931,054	40.44	214,977	642
80.01 - 85.00	307	63,542,102	11.53	206,978	600
85.01 - 90.00	431	91,071,207	16.52	211,302	628
90.01 - 95.00	204	39,900,553	7.24	195,591	646
95.01 - 100.00	268	20,204,125	3.67	75,389	670
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 80.67%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Geographical Distributions of Mortgaged Properties of the Aggregate Loans
State	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Alaska	10	$ 1,629,588	0.30%	$ 162,959	634	82.99%
Alabama	26	2,514,029	0.46	96,693	602	87.53
Arkansas	27	2,908,351	0.53	107,717	621	82.03
Arizona	119	20,372,927	3.70	171,201	626	81.31
California	819	236,290,555	42.87	288,511	634	78.28
Colorado	38	6,111,211	1.11	160,821	630	84.77
Connecticut	29	5,872,200	1.07	202,490	628	81.37
District of Columbia	2	231,013	0.04	115,507	586	48.23
Delaware	2	410,898	0.07	205,449	564	66.84
Florida	270	44,944,247	8.15	166,460	625	81.41
Georgia	77	10,661,637	1.93	138,463	630	84.85
Hawaii	26	6,671,469	1.21	256,595	655	80.36
Iowa	26	2,565,929	0.47	98,690	597	80.87
Idaho	16	3,127,106	0.57	195,444	621	84.68
Illinois	70	12,508,619	2.27	178,695	624	84.42
Indiana	36	3,610,819	0.66	100,301	605	82.86
Kansas	12	1,367,235	0.25	113,936	598	86.87
Kentucky	16	1,531,558	0.28	95,722	617	87.16
Louisiana	9	1,289,166	0.23	143,241	629	85.98
Massachusetts	62	14,591,002	2.65	235,339	623	82.05
Maryland	63	12,012,810	2.18	190,680	595	77.32
Maine	13	1,892,433	0.34	145,572	596	80.73
Michigan	71	8,105,180	1.47	114,157	593	86.88
Minnesota	28	4,937,573	0.90	176,342	609	81.43
Missouri	38	4,076,476	0.74	107,276	573	83.04
Mississippi	8	797,217	0.14	99,652	597	85.34
Montana	3	647,584	0.12	215,861	651	81.76
North Carolina	15	1,751,745	0.32	116,783	615	85.65
North Dakota	2	288,367	0.05	144,184	645	72.94
Nebraska	13	1,310,582	0.24	100,814	603	81.54
New Hampshire	12	2,195,364	0.40	182,947	631	84.03
New Jersey	88	20,248,323	3.67	230,095	640	81.18
New Mexico	12	1,623,078	0.29	135,256	632	84.45
Nevada	38	9,407,597	1.71	247,568	628	81.40
New York	104	25,601,475	4.64	246,168	647	82.78
Ohio	70	7,332,744	1.33	104,753	599	88.68
Oklahoma	23	1,962,278	0.36	85,316	603	85.31
Oregon	29	4,129,754	0.75	142,405	608	82.61
Pennsylvania	64	8,539,300	1.55	133,427	610	84.61
Rhode Island	10	2,307,898	0.42	230,790	589	70.67
South Carolina	16	1,755,461	0.32	109,716	608	78.00
Tennessee	35	3,926,722	0.71	112,192	607	82.21
Texas	209	20,948,120	3.80	100,230	613	81.97
Utah	15	2,218,831	0.40	147,922	611	85.21
Virginia	34	7,245,533	1.31	213,104	593	81.81
Vermont	1	111,919	0.02	111,919	598	80.00
Washington	63	11,282,421	2.05	179,086	613	84.11
Wisconsin	34	4,511,770	0.82	132,699	611	86.84
West Virginia	3	473,225	0.09	157,742	623	81.49
Wyoming	3	346,509	0.06	115,503	625	86.56
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
Mortgage Loan Purpose of the Aggregate Loans
Loan Purpose	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	1,170	$ 225,408,784	40.89%	$ 192,657	654	83.66%
Rate/Term Refinance	7	1,446,424	0.26	206,632	580	79.92
Equity Refinance	1,632	324,342,642	58.84	198,739	607	78.60
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgage Loan Documentation Types of the Aggregate Loans
Documentation	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Full Documentation	1,811	$ 314,462,167	57.05%	$ 173,640	611	80.47%
Reduced Documentation	998	236,735,683	42.95	237,210	647	80.94
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Occupancy Type of the Aggregate Loans
Occupancy Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Primary Residence	2,514	$ 497,058,494	90.18%	$ 197,716	623	80.23%
Second/Vacation	100	16,673,194	3.02	166,732	678	83.05
Non-Owner Occupied	195	37,466,162	6.80	192,134	654	85.42
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Mortgaged Property Types of the Aggregate Loans
Property Type	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Single-family detached	2,169	$ 412,471,742	74.83%	$ 190,167	622	80.22%
Townhouse	8	999,051	0.18	124,881	661	92.82
Condo-Low-Rise(Less than 5 stories)	173	35,610,553	6.46	205,841	643	82.71
Condo Mid-Rise (5 to 8 stories)	2	77,740	0.01	38,870	729	100.00
Planned Unit Developments (detached)	267	56,963,883	10.33	213,348	630	82.55
Planned Unit Developments (attached)	50	8,140,731	1.48	162,815	617	79.83
Two-to-four family units	140	36,934,150	6.70	263,815	655	80.64
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

Credit Grades of the Aggregate Loans
Aggregate Credit Grade	Number Of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
A4	1,825	$ 379,590,057	68.87%	$ 207,995	656	82.09%
AX	86	14,785,716	2.68	171,927	625	76.52
AM	234	38,963,244	7.07	166,510	589	79.78
B	285	46,745,423	8.48	164,019	565	79.74
C	104	21,515,624	3.90	206,881	549	73.51
CM	275	49,597,785	9.00	180,356	523	75.75
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Prepayment Penalty Terms of the Aggregate Loans
Prepayment Penalty Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	781	$ 136,675,776	24.80%	$ 175,001	630	82.50%
12 Month	92	24,574,394	4.46	267,113	646	80.95
24 Month	1,351	291,327,303	52.85	215,638	620	80.48
36 Month	585	98,620,378	17.89	168,582	635	78.63
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Interest Only Terms of the Aggregate Loans
Interest Only Term	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
None	2,461	$ 451,397,823	81.89%	$ 183,420	620	80.57%
24 Month	5	1,535,600	0.28	307,120	684	82.18
36 Month	7	2,344,538	0.43	334,934	625	86.17
60 Month	336	95,919,889	17.40	285,476	656	80.98
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

Note Margins of the Aggregate Loans
Note Margin (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	872	$ 114,283,935	20.73%	$ 131,060	634	81.13%
3.500 - 3.999	1	337,172	0.06	337,172	633	66.00
4.000 - 4.499	1	83,854	0.02	83,854	514	80.00
5.000 - 5.499	35	7,669,425	1.39	219,126	620	79.79
5.500 - 5.999	1,070	225,727,033	40.95	210,960	625	81.81
6.000 - 6.499	715	179,812,486	32.62	251,486	632	80.13
6.500 - 6.999	66	14,173,525	2.57	214,750	572	75.65
7.000 - 7.499	48	8,912,781	1.62	185,683	564	66.99
7.500 - 7.999	1	197,639	0.04	197,639	554	50.00
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 6.0868% per annum.

Maximum Mortgage Rates of the Aggregate Loans
Maximum Mortgage Rate (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	872	$ 114,283,935	20.73%	$ 131,060	634	81.13%
12.000 - 12.999	46	12,571,734	2.28	273,299	661	76.66
13.000 - 13.999	399	103,579,427	18.79	259,598	644	78.33
14.000 - 14.999	722	174,375,039	31.64	241,517	627	80.09
15.000 - 15.999	480	98,437,234	17.86	205,078	612	82.45
16.000 - 16.999	226	37,832,758	6.86	167,402	587	83.96
17.000 - 17.999	57	8,827,936	1.60	154,876	592	84.82
18.000 - 18.999	7	1,289,788	0.23	184,255	570	85.37
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.7239% per annum.

Minimum Mortgage Rates of the Aggregate Loans
Minimum Mortgage Rates (%)	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	872	$ 114,283,935	20.73%	$ 131,060	634	81.13%
5.000 - 5.999	39	10,982,750	1.99	281,609	666	78.63
6.000 - 6.999	399	103,886,407	18.85	260,367	644	78.17
7.000 - 7.999	721	174,497,933	31.66	242,022	627	79.99
8.000 - 8.999	485	98,939,068	17.95	203,998	612	82.49
9.000 - 9.999	229	38,490,033	6.98	168,079	587	83.95
10.000 - 10.999	56	8,688,035	1.58	155,143	592	85.06
11.000 - 11.999	8	1,429,688	0.26	178,711	571	83.87
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.7373% per annum

Next Interest Rate Adjustment Date of the Aggregate Loans
Next Interest Adjustment Date	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
Fixed Rate Mortgages	872	$ 114,283,935	20.73%	$ 131,060	634	81.13%
July 2007	2	296,470	0.05	148,235	654	93.02
August 2007	2	271,171	0.05	135,586	696	87.21
September 2007	19	3,523,777	0.64	185,462	626	80.10
October 2007	103	23,235,628	4.22	225,589	599	77.96
November 2007	403	97,874,163	17.76	242,864	620	79.66
December 2007	1,127	250,237,261	45.40	222,038	623	80.88
January 2008	32	8,795,608	1.60	274,863	645	81.48
August 2008	1	382,488	0.07	382,488	623	90.00
September 2008	2	296,000	0.05	148,000	711	80.00
October 2008	28	6,428,790	1.17	229,600	635	84.45
November 2008	46	9,050,632	1.64	196,753	629	79.95
December 2008	169	35,951,927	6.52	212,733	649	81.38
January 2009	3	570,000	0.10	190,000	629	81.07
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24

Back End Debt to Income Ratio
Category	Number of Loans	Principal Balance	% of Principal Balance	Average Principal Balance	Weighted Average Credit Score	Weighted Average Original LTV
20.00 or Less	70	$ 8,702,446	1.58%	$ 124,321	613	81.37%
20.01 - 25.00	126	18,172,178	3.30	144,224	619	78.80
25.01 - 30.00	215	37,076,475	6.73	172,449	628	78.56
30.01 - 35.00	292	51,770,397	9.39	177,296	625	81.09
35.01 - 40.00	434	83,910,900	15.22	193,343	624	80.75
40.01 - 45.00	602	121,907,799	22.12	202,505	632	81.56
45.01 - 50.00	910	198,162,046	35.95	217,760	631	82.06
50.01 - 55.00	146	28,673,115	5.20	196,391	593	71.19
55.01 - 60.00	14	2,822,493	0.51	201,607	592	69.23
Total:	2,809	$ 551,197,850	100.00%	$ 196,226	626	80.67%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 41.75%.

Rating Agency Contacts
	name	phone extension
Moody's:	Wioletta Frankowicz	(212) 553-1019
S&P:	Keith Smith	(212) 438-1643